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                                                                   EXHIBIT 99.1


      Lynda Dorf/Robin Weitz/Jennifer Frederick
      B|W|R Public Relations for Stan Lee Media
      (310) 248-6105 / 248-6107 / 248-6160
      ldorf@bwr-la.com / rweitz@bwr-la.com / jfrederick@bwr-la.com
      ----------------   -----------------   ---------------------


      Mary Leong
      Shockwave.com
      415 503 2418
      mary@shockwave.com


      Stan Lee Media and shockwave.com Modify Agreement
      On Internet Distribution Rights


      LOS ANGELES, October 26, 2000 - shockwave.com, Inc. and Stan Lee Media, Inc. (NASDAQ: SLEE) announced today an agreement to modify their existing relationship. Under the revised agreement, Stan Lee properties will no longer be exclusively available through shockwave.com. The new agreement helps further Stan Lee Media's plan to build communities around its animated series by integrating games, creativity tools, chats and other community building activities into the user's experience.

      "shockwave.com and Macromedia, Inc. were instrumental in helping Stan Lee Media grow in its formative stages," said Stan Lee Media President and Chief Executive Officer Kenneth S. Williams, "Now that we have become a more established landmark in the entertainment industry, we wanted to have more flexibility in our distribution deals."

      "Fans of Stan Lee Media properties can continue to view the Webisodes on shockwave.com," said Lawrence Levy, president and CEO of shockwave.com. "As investors in Stan Lee Media, shockwave.com looks forward to the new properties from this talented team."

      As part of the announcement, Macromedia Chairman and Chief Executive Officer Rob Burgess resigns from the Stan Lee Media board, and Stan Lee Media announced the appointment of Williams as a director to fill this vacancy.
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      About shockwave.com
      shockwave.com, Inc. (www.shockwave.com) is a leading Internet entertainment destination committed to providing the best interactive experience on the Web. shockwave.com features cutting-edge games, shows and series, music and creativity applications. In partnership with major entertainment companies and Web distribution and technology leaders, shockwave.com also offers artists and publishers a new and powerful distribution model.

      About Stan Lee Media
      Stan Lee Media, Inc. (www.stanlee.net) is a branded entertainment
                            ---------------
      creation, production and distribution company that uses the Internet to launch branded content and to commercialize globally that content through traditional media. New superhero character franchises and animated series are created under the direction of pop-culture icon Stan Lee, co-creator of such classic characters as Spider-Man, the Incredible Hulk and the X-Men. These franchises and other co-branded properties are exploited through strategic partnerships and licensing for a broad array of uses including animated television, motion pictures, music, events and theme park attractions. The Company is establishing its website as a leading destination site on the world wide web for animation, interactive games, community, commerce and other "sticky content." Stan Lee Media has acquired all rights to Conan the Barbarian and has partnered with international singing sensations, the Backstreet Boys, to produce an animated, superhero brand extension of the group residing on a community site developed and owned by SLM, www.backstreetproject.com. The
                                       -------------------------
      Backstreet Project/Burger King promotion is among the largest offline campaigns ever to support an Internet entertainment franchise. Stan Lee Media is currently producing two other hit animated web series, the "7th Portal" and "The Accuser," and is co-developing a major live-action motion picture based on the "7th Portal" with the Mark Canton Company.

                                     # # #

This release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Including those statements relating to the ability of Stan Lee Media to successfully syndicate its content to multiple distribution partners. The stockholders of Stan Lee Media are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this release resulting from the following reasons (among others): the ability to locate appropriate distribution partners, the timing of sales and deliveries under existing contracts, general economic conditions, costs of sales and the ability of the company to maintain pricing levels necessary to maintain gross profit margins, the level of selling, general and administrative costs, the performance by the company under existing purchase contracts and the ability to obtain new contracts, the success of the company's strategy, and the effects of competition. In addition, the company's shareholders are urged to carefully review the risk factors discussed in the documents the company files from time to time with the Securities and Exchange Commission.